Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

CALM Chain International Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, of no par value	(1)	457(o)	2,000,000	$7.00	$14,000,000.00	0.0001381	$1,933.40
Fees to be Paid	Equity	Class A Ordinary Shares, of no par value	(2)	457(o)	300,000	7.00	2,100,000.00	0.0001381	290.01
Fees to be Paid	Equity	Class A Ordinary Shares, of no par value	(3)	457(o)	1,000,000	$7.00	$7,000,000.00	0.0001381	$966.70

Total Offering Amounts:							$23,100,000.00		3,190.11
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$3,190.11

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Offering Note(s)

(1)	Represents the Class A Ordinary Shares registered for issuance on this registration statement by the Company.

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Reflects the additional shares that the underwriter has the option to purchase to cover over-allotments, if any.

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	Represents the Class A Ordinary Shares registered for resale on this registration statement by the Selling Shareholders named in this registration statement.

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).